Exhibit T3A.2.56

RECORD OF ORGANIZATION

OF

RITE AID OF NEW HAMPSHIRE, INC.

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ARTICLES OF AGREEMENT

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WE, THE UNDERSIGNED, being all of lawful age, do hereby associate ourselves together for the purpose of forming a corporation under the provisions of Chapter 294 of the New Hampshire Revised Statutes Annotated, and its amendments.

ARTICLE 1. The name of this corporation shall be RITE AID OF NEW HAMPSHIRE, INC.

ARTICLE 2. The objects for which this corporation is established are:

To engage in the business of preparing, compounding, producing, importing, exporting, storing, acquiring, buying, selling, contracting with others to produce, supply, or deal in and with, disposing at retail, marketing, distributing, and dealing in and with, in accordance with rules and regulations, licensing requirements, and all pertinent and legal restraints and limitations, all kinds of drugs, chemicals, medicines, pharmaceutical products, physicians’ and surgeons’ supplies and all supplies, required by invalids, paints, colors, cosmetics, perfumes, toilet supplies, stationery and stationery supplies, novelities, tobacco in all forms, ice cream, confectionery, and soft drinks; to fill prescriptions, maintain newsstands, soda fountains and lunch counters, and do everything pertaining to the drug store business and to own, lease, manage and operate pharmacies of all types.

To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, trade-marks and trade names relating to or useful in connection with any business of this corporation.

To enter into, make and perform contracts necessary or incidental to the purposes for which this corporation is formed, with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

To incur liabilities and borrow money on its credit and for its use, and to issue notes, bonds or other evidences of indebtednes and to secure the same by mortgage or deed of trust of its property and franchises presently owned or thereafter acquired.

To hold, purchase, convey, mortgage or lease within or without this state such real or personal property as the purposes of the corporation may require.

To purchase, subscribe for or otherwise acquire, register, hold, sell, assign, transfer, pledge or otherwise dispose of stock, shares, bonds, notes and other securities and evidences of interest in or indebtedness of any person, firm or corporation of this or any other state or country, and while the owner or holder thereof to exercise all the rights, powers and privileges of ownership, in the same manner that an individual might do.

To purchase, hold, sell and transfer the shares of its own capital stock so far as may be permitted by the laws of the state of New Hampshire, provided that this corporation shall in no case directly or indirectly vote upon any share of its own stock.

To have one or more offices and to carry on any or all of its operations and business in any of the states, districts, territories or colonies of the United States, in the Provinces of Canada, and in any and all foreign countries, subject to the laws of such state, district, territory, colony, province or country.

In general, to carry on any or all of the business of the corporation as principal, agent or contractor, and to carry on any other business incidental to and in connection with the foregoing and to have and exercise all the powers conferred by the laws of New Hampshire upon corporations formed under the Business Corporation Law, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

The objects and powers specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from, the terms of any other clause, but the objects and powers specified in each of the foregoing clauses of this article shall be regarded as independent objects and powers.

ARTICLE 3. The principal place of business of this corporation is to be located in the City of Manchester, County of Hillsboro, State of New Hampshire, but the corporation may carry on any portion of its business at other places within or without the state.

ARTICLE 4. The amount of the authorized capital stock with par value shall be One Hundred Thousand Dollars ($100,000.00) divided into One Thousand (1,000) shares of common stock of the par value of One Hundred Dollars ($100.00) each.

ARTICLE 5. Any meetings of stockholders of the corporation may be held within or without the State of New Hampshire as may be provided by the by-laws.

IN WITNESS WHEREOF, we have hereto signed our names this 27th day of Sept.           , in the year 1976, and have designated our post office addresses.

NAMES	POST OFFICE ADDRESSES

/s/ [Illegible]	9 Capitol Street Concord, New Hampshire

/s/ [Illegible]	9 Capitol Street Concord, New Hampshire

/s/ [Illegible]	9 Capitol Street Concord, New Hampshire

RITE AID OF NEW HAMPSHIRE, INC.

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MINUTES

OF

MEETING OF INCORPORATORS

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The first meeting of the incorporators, being all the subscribers to the Articles of Agreement of the above named corporation, was held on the 27th day of September          , 1976, at 11:30 AM., at 9 Capitol Street, Concord, New Hampshire.

The following incorporators were present: Charles F.               , Sheridan, Jr.          , Helen L. Kimball               and Barbara A. Wolfe being all of the incorporators and subscribers to the articles of agreement.

Helen L. Kimball               called the meeting to order and was chosen chairman of the meeting, and Charles F. Sheridan, Jr. was chosen temporary clerk, to hold office and perform the duties of clerk until final adjournment of the meeting of incorporators and until the permanent clerk shall have qualified. The temporary clerk took the oath of office prescribed by law.

The temporary clerk presented a waiver of notice of time, place and purpose, signed by all of the incorporators and subscribers to the articles of agreement.

The chairman presented the original articles of agreement, subscribed by Charles F. Sheridan, Jr.             , Helen L. Kimball and Barbara A. Wolfe              , and the temporary clerk was ordered to cause the said original articles to be incorporated in the Record of Organization.

The chairman thereupon presented a form of by-laws for the promotion of the objects of the corporation, for regulating its government, the administration of its affairs and the conduct of its business, which was read, section by section.

Upon motion, duly made, seconded and carried, it was

VOTED, that the by-laws submitted at and read to this meeting be, and the same hereby are adopted as and for the by-laws of this corporation and that the clerk be and he hereby is instructed to cause the same to be filed with the records of this meeting. Said by-laws shall be omitted from the Record of Organization which is to be filed in the office of the Secretary of State.

The chairman stated that the next business to come before the meeting was the election of a board of three (3) directors, a president, a vice-president, a clerk, a treasurer and a secretary, in accordance with the by-laws just adopted, and called for nominations. Thereupon Charles F. Sheridan, Jr. Helen L. Kimball and Barbara A. Wolfe were nominated as directors, Helen L. Kimball               as president,               Barbara A.               Wolfe as vice-president, Charles F. Sheridan, Jr.              , as clerk, Charles F. Sheridan, Jr.              as treasurer, and Charles F. Sheridan, Jr. as secretary.

There being no further nominations and the foregoing nominations having been duly seconded, the chairman declared the nominations closed, and, all of the incorporators having voted, the chairman announced that the following named persons had been unanimously elected to the offices set before their names respectively, to wit:

Directors -	Charles F. Sheridan, Jr., 9 Capitol St., Concord, N. H. Helen L. Kimball, 9 Capitol St., Concord, N. H. Barbara A. Wolfe, 9 Capitol St., Concord, N. H.

President	Helen L. Kimball

Vice President	Barbara A. Wolfe

Clerk	Charles F. Sheridan, Jr.

Treasurer	Charles F. Sheridan, Jr.

Secretary	Charles F. Sheridan, Jr.

The clerk so elected was present at the meeting and thereupon took the oath of office prescribed by law.

On motion, duly made and seconded, it was unanimously

VOTED, that the amount of stock to be presently issued shall be Ten (10) shares of the par value of One Hundred Dollars ($100.00) each, said stock to be issued and sold at par for cash.

The temporary clerk presented subscriptions of Charles F. Sheridan, Jr. for four (4) shares, of Helen L. Kimball              for three (3) shares, and of Barbara A. Wolfe             for three (3) shares, the aggregate of which is the number of shares directed to be presently issued.

On motion, duly made and seconded, it was unanimously

VOTED, that there shall be presently issued four (4) shares to Charles F. Sheridan, Jr., three (3) shares to Helen L. Kimball                and three (3) shares to Barbara A. Wolfe

On motion, duly made and seconded, it was unanimously

VOTED, that the board of directors be and hereby are authorized and instructed forthwith to cause stock certificates to be prepared in such form, not inconsistent with the by-laws, as they may determine, and to make the necessary arrangements for the issue, upon payment therefor, of the Ten (10) shares of stock, the present issue of which is provided for in the preceding vote.

Upon motion, duly made and seconded, it was unanimously

VOTED, that the board of directors by a majority vote of the whole number thereof be and hereby are authorized to issue and dispose of the whole or any part of the remainder of the capital stock authorized by the articles of agreement, at one time or from time to time conformably to the provisions of the Business Corporation Law of New Hampshire, or any amendments thereof, for cash, property, real or personal, rights, franchises, services or expenses, in such manner and to such persons or corporations as they may deem for the best interests of the corporation, subject to affidavits required by law.

On motion, duly made and seconded, it was unanimously

VOTED, that the treasurer and the board of directors, or a majority thereof, be and hereby are authorized and directed forthwith to prepare a Record of Organization conformably to the provisions of the Business Corporation Law of New Hampshire as amended, and upon the approval thereof by the Attorney General or assistant Attorney General, to file the same for record in the office of the Secretary of State of New Hampshire and pay the recording fee required by law.

The temporary clerk was instructed to file with the minutes of the meeting the waiver of notice of this meeting and the oath of the temporary clerk.

Thereupon, on motion, duly made; seconded it was unanimously

VOTED: To adjourn.

A True Record.

Attest

/s/ [Illegible]
Temporary Clerk

RITE AID OF NEW HAMPSHIRE, INC.

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WAIVER OF NOTICE

OF

MEETING OF THE INCORPORATORS

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We, being all of the incorporators of RITE AID OF NEW HAMPSHIRE, INC. hereby waive all requirements of the laws of New Hampshire for notice of the meeting of incorporators, and appoint the 27th day of September         , 1976 at 11:30 Α.Μ., as the time, and 9 Capitol Street, Concord, New Hampshire, as the place for holding said meeting, the purpose of the meeting being to organize into a corporation, and consent that such business may be transacted thereat as may lawfully come before said meeting.

/s/ [Illegible]
/s/ [Illegible]
/s/ [Illegible]

STATE OF NEW HAMPSHIRE	)
)	SS
COUNTY OF MERRIMACK	)

On this 27th day of September            , 1976, personally appeared before me Charles F. Sheridan, Jr. who made oath that he would faithfully and impartially perform the duties devolving upon him as clerk of RITE AID OF NEW HAMPSHIRE, INC.

/s/ [ILLEGIBLE]	[SEAL]
Notary Public

WE, THE UNDERSIGNED, being the treasurer and a majority of the board of directors elected at the organization meeting of RITE AID OF NEW HAMPSHIRE, INC. as hereinbefore set forth, do severally make oath that the foregoing is a true copy of the record of organization of said corporation and contains the original of the articles of agreement, the names and addresses of the officers and directors, and the original record of the organization meeting, except the by-laws, duly attested by the temporary clerk; that the consideration for which stock is to be issued is as stated in the votes of the incorporators, and that the consideration for which stock with nominal or par value is to be issued is to the best of our knowledge, information and belief, of actual value in money equal to the par value of the stock to be issued therefor.

/s/ [Illegible]
Treasurer.

A Majority of the Board of	(	/s/ [Illegible]
Directors	(
	(	/s/ [Illegible]
(
	(	/s/ [Illegible]